Exhibit 5.1

womblebonddickinson.com

Womble Bond Dickinson (US) LLP

271 17th Street, NW Suite 2400 Atlanta, GA 30363-1017

t: 404.872.7000 f: 404.888.7490

September 23, 2020

GeoVax Labs, Inc.

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080

Re: Registration Statement on Form S-1 (SEC File No. 333-239958)

Ladies and Gentlemen:

We have acted as counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s above-referenced Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale by the Company of (i) up to 2,350,000 units (each, a “Unit,” and collectively with the Over-Allotment Units (as defined herein), the “Units”), with each Unit consisting of (a) one share (each, a “Unit Share,” and collectively with the Unit Shares included in the Over-Allotment Units, the “Unit Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company or one pre-funded warrant to purchase one share of Common Stock (each, a “Pre-Funded Warrant,” and collectively with the Pre-Funded Warrants in the Over-Allotment Units, the “Pre-Funded Warrants”) and (b) one warrant (each, a “Warrant,” and collectively with the Warrants included in the Over-Allotment Units, the “Warrants”), with each Warrant entitling its holder to purchase one share of Common Stock (each, a “Warrant Share,” and collectively with the Warrant Shares underlying the Warrants included in the Over-Allotment Units, the “Warrant Shares”); (ii) up to 352,500 Units (the “Over-Allotment Units”) for which Maxim Group, LLC (the “Underwriter”) has been granted an over-allotment option; (iii) up to 216,200 Warrants, each to purchase one share of Common Stock (the “Underwriter’s Warrants”), representing 8% of the number of Units sold pursuant to the Registration Statement (excluding Over-Allotment Units) granted to the Underwriter; (iv) all Unit Shares, Pre-Funded Warrants and Warrants issued as part of the Units and the Over-Allotment Units; (v) all Warrant Shares issuable upon exercise of the Warrants; (vi) all shares of Common Stock issuable upon exercise of the Underwriter’s Warrants (each, an “Underwriter’s Warrant Share,” and collectively, the “Underwriter’s Warrant Shares”); and (vii) all shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (each a “Pre-Funded Warrant Share,” and collectively, the “Pre-Funded Warrant Shares”). The Units, the Unit Shares, the Warrants, the Warrant Shares, the Underwriter’s Warrants, the Underwriter’s Warrant Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares are referred to herein collectively as the “Securities.” This opinion is delivered to you pursuant to Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K of the Commission.

We understand that the Unit Shares or the Pre-Funded Warrants and the Warrants included in the Units are to be sold to the Underwriter for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, to be entered into by and between the Company and the Underwriter, substantially in the form filed as an exhibit to the Registration Statement (the “Underwriting Agreement”). We also understand that the Underwriter’s Warrants and the Underwriter’s Warrant Shares are being issued as compensation pursuant to the terms of the Underwriting Agreement and the form of the Underwriter’s Warrant is attached as an exhibit thereto in the same form filed as an exhibit to the Registration Statement. In addition, we understand that the Warrants will be issued under a warrant agent agreement, to be entered into between the Company and American Stock & Transfer Company, as warrant agent (the “Warrant Agent”), substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

In addition, we have assumed that (a) each of the Underwriting Agreement, the Pre-Funded Warrant, the Warrant, the Underwriter’s Warrant, and the Warrant Agreement (collectively, the “Agreements”) will be duly executed and delivered by all parties thereto; (b) each entity (other than the Company) which enters into one or more of the Agreements has the power, corporate or otherwise, to enter into and perform its obligations thereunder and that each such Agreement will be a valid and binding obligation of the party entering into it; (c) there will not have occurred, prior to the date of the issuance of the Unit Shares, the Pre-Funded Warrant Shares, the Warrant Shares or the Underwriter’s Warrant Shares, (i) any change in law affecting the validity or enforceability of the Unit Shares, the Warrant Agreement, the Pre-Funded Warrants, the Warrants or the Underwriter’s Warrants, or (ii) any amendments to the Underwriting Agreement, the Pre-Funded Warrants, the Warrants, the Warrant Agreement or the Underwriter’s Warrants; (d) at the time of the issuance and sale of the Securities, (1) the Company is validly existing and in good standing under the law of the State of Delaware, (2) the Company has not amended its certificate of incorporation (other than as described in clause (g) below) or bylaws, (3) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities, and (4) the Company will receive consideration valued in excess of par value for the issuance of each of the Unit Shares; (e) at the time of the exercise of the Pre-Funded Warrants, the Warrants, and the Underwriter’s Warrant, the Company will still have sufficient authorized but unissued shares of Common Stock available; (f) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the 1933 Act, throughout all periods relevant to the opinion; (g) the proposed reverse stock split has been effectuated as described in the Registration Statement, and the related amendment to the Company’s certificate of incorporation has been completed, is in full force and effect and has been filed with the Secretary of State of the State of Delaware; and (h) the Securities will be offered in compliance with applicable Federal and state securities laws and in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

1.

the Unit Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

2.

the Company has authorized the execution, delivery and performance of the Warrants and Pre-Funded Warrants by all necessary corporate action and, when issued, sold, executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agreement, as applicable, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms;

3.

the Warrant Shares and the Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold by the Company upon valid exercise of the Warrants or the Pre-Funded Warrants, as applicable, and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Warrant, the Pre-Funded Warrant, and the Warrant Agreement, as applicable, will be validly issued, fully paid and non-assessable;

4.

the Company has authorized the execution, delivery and performance of the Underwriter’s Warrants by all necessary corporate action and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms;

5.

the Underwriter’s Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold by the Company upon valid exercise of the Underwriter’s Warrant and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Underwriter’s Warrant, will be validly issued, fully paid and non-assessable; and

6.

the Units have been duly authorized by all necessary corporate action on the part of the Company and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinions set forth in paragraphs 2 and 4 above are each subject to (a) the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers; (b) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law; and (c) constitutional and public policy limitations. We express no opinion regarding the effectiveness of any provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

This opinion is limited to (1) the Delaware General Corporation Law (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution, and (2) as to the Warrants, Pre-Funded Warrants, and Underwriter’s Warrants constituting valid and binding obligations of the Company, the laws of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Womble Bond Dickinson (US) LLP

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